UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2014

CYS Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip code)

(617) 639-0440

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 16, 2014, the Board of Directors (the “Board”) of CYS Investments, Inc. (the “Company”) elected Karen Hammond as a director. Ms. Hammond, age 58, brings over 30 years of diverse experience in investment management, fixed income and mortgage banking, private equity, corporate treasury, and banking. With the addition of Ms. Hammond, the Company’s Board will increase to a total of nine members, eight of whom are independent. Ms. Hammond also will serve on the Company’s Audit Committee and Compensation Committee.

Ms. Hammond served as Managing Director of Devonshire Investors, a private equity group within Fidelity, from 2007 through 2013. From 1993 to 2007, Ms. Hammond held various positions at Fidelity Investments. She was Vice President and Chief Administrative Officer in Equity Research for Fidelity Management & Research Company, Vice President-Associate Group Leader in International Equities for Fidelity Management & Research Company, Chief Operating Officer of Investments in Fidelity Investments Japan, Senior Vice President and Corporate Treasurer at FMR Corp., and Senior Vice President of Investment Services for Fidelity Management & Research Company. Before serving at Fidelity Investments, Ms. Hammond was Treasurer and Chief Financial Officer at the Boston Five Cents Savings Bank. Through these executive roles, Ms. Hammond gained direct investment management experience in research, portfolio management, investment information and market data, product innovation, operations, technology, finance, divestitures and business management.

Ms. Hammond graduated from the University of Colorado, earning a Bachelor of Arts in History. She is a C.F.A. and serves on the Board of Directors at the Nellie Mae Education Foundation. In addition, Ms. Hammond serves as Trustee and Vice Chair at Simmons College. She is a Board member at the Moses Brown School, a member of the Board of Directors for the International Institute of New England, and is on the Board of Governors at RISD Museum.

The Board has determined that Ms. Hammond is independent and meets the applicable independence requirements of the New York Stock Exchange (the “NYSE”), the Company and the Securities and Exchange Commission (the “SEC”). The Board also has determined that Ms. Hammond is financially literate.

There is no arrangement or understanding between Ms. Hammond and any other persons pursuant to which Ms. Hammond was appointed as a director of the Company. Furthermore, Ms. Hammond is not currently engaged, and has not been engaged since the beginning of the last fiscal year, in any related transaction with the Company within the meaning of Section 404(a) of Regulation S-K. In addition, Ms. Hammond, as a member of the Board, will be entitled to receive fees and restricted stock awards granted by the Company to its directors who are not employees of the Company beginning on a prorated basis on the date of her election to the Board. The Company previously disclosed the compensation of its directors in the definitive proxy statement on Schedule 14A filed by the Company with the SEC on March 28, 2014, and this disclosure is incorporated by reference herein.

Item 8.01.	Other Events.

On October 16, 2014, the Board adopted a majority voting and director resignation policy, a compensation “clawback” policy and a policy prohibiting the pledging and hedging of the Company’s securities. The Board adopted these policies as part of its ongoing evaluation of its corporate governance policies and practices. A copy of the majority voting and director resignation policy is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Majority Voting and Director Resignation Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: October 16, 2014	By:	/s/ Thomas A. Rosenbloom
	Name:	Thomas A. Rosenbloom
	Title:	Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Majority Voting and Director Resignation Policy

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